UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2023

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street
Suite 650
Akron,	Ohio	44305
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, including Area Code: (330) 753-4511
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02               Results of Operations and Financial Condition

On November 9, 2023, the Company issued a press release announcing our financial results for the third quarter ended September 30, 2023. A copy of the press release is attached as Exhibit 99.1, and the information contained in Exhibit 99.1 is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 7, 2023, Dr. Naomi Boness was appointed to the board of directors (the “Board”) of the Company, effective November 9, 2023. The Board has determined that Dr. Boness qualifies as an “independent” director under applicable New York Stock Exchange rules. The size of the Board was increased from six to seven directors in connection with Dr. Boness’ appointment.

In connection with her appointment Dr. Boness is expected to receive an annual cash retainer and an annual stock award in accordance with the Company’s director compensation policy for non-employee directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2023. Dr. Boness will also enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2023. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Boness for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director.

Dr. Boness has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Boness and any other person pursuant to which she was appointed as a director of the Company. In addition, Dr. Boness has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Officer

On November 6, 2023, the Company and Joseph Buckler, Senior Vice President, Clean Energy of the Company, agreed that Mr. Buckler will depart from the Company effective immediately. Mr. Buckler’s resignation did not result from any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

Item 7.01 Regulation FD Disclosure

On November 9, 2023, the Company posted an investor presentation on the investor relations section of its website at babcock.com. A copy of the presentation is attached as Exhibit 99.2, and the information contained in Exhibit 99.2 is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 9, 2023
99.2	Investor Presentation
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

November 9, 2023	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Accounting Officer and Duly Authorized Representative)

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